Memorandum of Understanding

This Memorandum of Understanding (the “Memorandum”) outlines the salient terms of a proposed relationship between Bitzio, Inc. d/b/a Democratique (“Democratique”), Cleo vii (“Cleo”), and Angie Daza (“Angie”). The above parties are desirous of working together to advance the Cleo brand under a newly formed company called Cleo Corporation (“CleoCorp”). Each party shall provide services in the formation and development of CleoCorp according the terms outlined in this Memorandum.

Premise

CleoCorp is a venture between Democratique and Angie Daza that is advancing the Cleo brand both in US and International markets. CleoCorp shall own 100% of Cleo. CleoCorp will be jointly owned by Democratique and Angie Daza. The parties expect to advance the business of Cleo through CleoCorp based on the roles and responsibilities set forth herein.

Roles

Democratique	Democratique shall provide the following:

	●	US based entity as holding company (CleoCorp)

	●	Develop and execute on a sales and marketing program to advance the business of Cleo both in US and international markets

	●	Develop product and marketing campaigns

	●	Develop collateral and sales materials including product brochures

	●	Develop and maintain website with ecommerce

	●	Develop sales distribution and broker networks to generate revenues

	●	Accounting and business infrastructure

	●	Inject Initial Capital of $12,000 into CleopCorp bank account to be used towards production.

	●	Provide Product financing jointly (50%) with Angie Daza for orders in excess of 2500 units per month

Angie Daza	Angie Daza shall provide the following:

	●	Contribution of Cleo vii to CleoCorp

	●	Product financing to support orders as needed for up to 2500 units. Provide Product financing jointly (50%) with Angie Daza for orders in excess of 2500 units per month

	●	Warehousing and fulfillment in Miami, Florida

	●	Assistance with identification and execution of international distribution and retail outlets

	●	Brand Manager

Cleo vii	Cleo shall provide:

	●	Existing and new product designs

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Corporate and Economics

Domicile/Structure	CleoCorp shall be formed as a Delaware C-Corp

Subsidiaries	Cleo vii as wholly owned subsidiaries

Shareholdings	Authorized 100, Issued 100 total

51 shares – Democratique

49 shares – Angie Daza

Revenues	All revenues for Cleo products shall flow through CleoCorp.

Profit Sharing	Profit sharing shall be distributed based on ownership percentages after the following has been paid:

● Cost of goods sold under production financing

● Sales commissions and selling expenses

● Freight and transportation

● Agreed operating expenses

● Management fee to Democratique

Production Financing	Cleop Corp will use the $12,000 towards the first initial costs of production. After the $12,000 is consumed, production financing for Cleo products shall be provided by Angie Daza for the first 2500 units per month. Product will be financed jointly (50%) with Angie Daza for orders in excess of 2500 units per month. Reimbursement for production costs shall be paid by CleoCorp after collections are received.

Management Fee	Democratique shall be entitled to a management fee equal to $5,000 per month for non-allocable personnel and resources. Such amounts shall accrue until cash flow is available from CleoCorp to support.

Offices	CleoCorp shall locate with Democratique for corporate purposes, but shall maintain a warehouse office in Miami

Incentive Shares	Democratique shall provide incentive shares in its parent company to Angie Daza and/or his designees as follows:

● 50,000,000 shares upon execution of the Memorandum at share price of $0.0015 per share with Democratique’s standard 2 year vesting period, where the shares shall vest on a quarterly basis with 6,250,000 shares vesting per period.

● $100,000 Democratique shares upon achievement of $1 million in annual gross revenues and the shares shall be valued at the then current trading price.

● An additional $100,000 shares upon achievement of $2 million in annual gross revenues the shares shall be valued at the then current trading price.

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ACKNOWLEDGED AND ACCEPTED BY:

	/s/ Gordon McDougall		/s/ Angie Daza
By:	Gordon McDougall	By:	Angie Daza
For:	Bitzio, Inc. d/b/a Democratique	For:	Cleo vii
Dated:		Dated:	2/11/14

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